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                     FIRST EAGLE FUND OF AMERICA, INC.

                       INVESTMENT ADVISORY AGREEMENT

     Agreement, as amended and restated as of November 1, 1995, between FIRST EAGLE FUND OF AMERICA, INC., a Maryland corporation (the "Fund"), and ARNHOLD and S. BLEICHROEDER, INC., a registered investment adviser organized under the laws of the State of New York (the "Adviser").

                                WITNESSETH:

     WHEREAS, the Fund is a non-diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to the Fund, and the Adviser is willing to render such services;

     NOW, THEREFORE, the parties agree as follows:

     1. The Fund hereby appoints the Adviser to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

     2. Subject to the supervision of the Board of Directors of the Fund, the Adviser shall manage the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in its Prospectus and Statement of Additional Information and subject to the following understandings:

          (a) The Adviser shall provide supervision of the Fund's investments and determine from time to time what investments, securities or commodity futures contracts and options thereon ("futures") will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

          (b) The Adviser shall use its best judgment in the performance of its duties under this Agreement.

          (c) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Articles of Incorporation, By-Laws, Prospectus and Statement of Additional Information of the Fund and with the instructions and directions of the Board of
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     Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

          (d) The Adviser shall determine the securities and futures to be purchased or sold by the Fund and will place orders pursuant to its determinations with or through such persons, brokers, dealers or futures commission merchants (including the Adviser) in conformity with the policy with respect to brokerage as set forth in the Fund's Prospectus and Statement of Additional Information or as the Board of Directors may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Adviser will give primary consideration to securing most favorable price and efficient execution. Consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party. It is understood that neither the Fund nor the Adviser has adopted a formula for allocation of the Fund's investment business. It is also understood that it is desirable for the Fund that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities or futures for the Fund with such brokers or futures commission merchants, subject to review by the Fund's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Adviser in connection with its services to other clients.

          On occasions when the Adviser deems the purchase or sale of a security or a futures contract to be in the best interest of the Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contract to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contract so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

          (e) The Adviser shall maintain all books and records with respect to the Fund's portfolio transactions the Fund is required to keep under Rule 31a-1 under the 1940 Act.

          (f) The Adviser shall provide the Fund's Custodian and the Fund on each business day with information relating to all transactions concerning the Fund's assets.
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          (g) The investment management services provided by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

     3. The Fund has delivered to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

          (a) Articles of Incorporation of the Fund, filed with the State Department of Assessments and Taxation of Maryland (such Articles of Incorporation, as in effect on the date hereof and as amended from time to time, are herein called the "Articles of Incorporation");

          (b) By-Laws of the Fund (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

          (c) Certified resolutions of the Board of Directors of the Fund authorizing the appointment of the Adviser and approving the form of this Agreement;

          (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Fund and shares of the Fund's Common Stock and all amendments thereto:

          (e) Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

          (f) Prospectus and Statement of Additional Information of the Fund (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

     4. The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

     5. The Adviser shall keep the Fund's books and records required to be maintained by it pursuant to paragraph 2 hereof. The Adviser agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser pursuant to paragraph 2 hereof.
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     6. For the services provided pursuant to this Agreement by the Investment
Adviser, the Fund will pay an annual management fee of 1.25% of the average daily net asset value of the Fund payable quarterly. Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information. Upon any termination of this Agreement before the end of any quarter, the fee for such part of a quarter shall be pro-rated according to the proportion which such period bears to the full quarterly period and shall be payable upon the date of termination of this Agreement.

     7. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     8. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     9. Nothing in this Agreement shall limit or restrict the right of any of the Adviser's directors, officers, or employees who may also be a director, officer or employee of the Fund to engage in any other business or to devote time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     10. Except as otherwise provided herein or authorized by the Board of Directors of the Fund from time to time, the Adviser shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     11. During the term of this Agreement, the Fund agrees to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to stockholders, sale literature, or other material prepared for distribution to stockholders of the Fund or the public, which refer to the Adviser in any way, prior to use thereof and not to use such material if the Adviser reasonably objects in writing within five business days (or such other time as may be
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mutually agreed) after receipt thereof. In the event of termination of this
Agreement, the Fund will continue to furnish to the Adviser copies of any of the above-mentioned materials which refer in any way to the Adviser. Sales literature may be furnished to the Adviser hereunder by first class or overnight mail, facsimile transmission equipment or hand delivery. The Fund shall furnish or otherwise make available to the Adviser such other information relating to the business affairs of the Fund as the Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

     12. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act.

     13. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Adviser at 45 Broadway, New York, N.Y. 10006,
Attention: President; or (2) to the Fund at 45 Broadway, New York, N.Y. 10006,
Attention: President.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     15. The Fund may use the name "First Eagle Fund of America, Inc." or any name including Arnhold and S. Bleichroeder or any variant thereof, such names being tradenames of Arnhold and S. Bleichroeder, Inc., only for so long as this Agreement or any extension, renewal or amendment hereof remain in effect, including any similar agreement with any organization which shall have succeeded to the Adviser's business as investment adviser, or the Distribution Agreement between the Fund and Arnhold and S. Bleichroeder, Inc. (the "Distributor") or any extension, renewal or amendment thereof, remains in effect, including any similar agreement with any organization which shall have succeeded to the Distributor's business as distributor. At such time as such Agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Adviser, the Distributor or any organization which shall have so succeeded to such businesses. In no event shall the Fund use the name "First Eagle International Fund, Inc." or any name including "Arnhold and S. Bleichroeder" or any variant thereof if the Adviser's or Distributor's functions are transferred or assigned to a company of which Arnhold and S. Bleichroeder, Inc. does not have control. In the event that such Agreement shall no longer be in effect or the Adviser's or Distributor's functions are transferred or assigned to a company of which Arnhold and S. Bleichroeder, Inc. does not have control, the Fund shall use its best efforts to legally change its name by filing the required documentation with appropriate state and federal agencies.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.
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                              FIRST EAGLE FUND OF AMERICA, INC.

                              By:  /s/ Harold J. Levy
                                 ---------------------------------------
                                   Harold J. Levy, President

                              ARNHOLD and S. BLEICHROEDER, INC.

                              By:  /s/ Henry H. Arnhold
                                 ---------------------------------------
                                   Henry H. Arnhold, Co-Chairman